EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in his capacity as an officer of Channell Commercial Corporation (the “Company”), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

•	The Quarterly Report of the Company on Form 10-Q for the period ended June 30, 2003 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

•	The information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Dated: August 11, 2003

By:	/s/ WILLIAM H. CHANNELL, SR.
Name:	William H. Channell, Sr.
Title:	Chief Executive Officer

By:	/s/ THOMAS LIGUORI
Name:	Thomas Liguori
Title:	Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906 has been provided to Channell Commercial Corporation and will be retained by Channell Commercial Corporation and furnished to the Securities and Exchange Commission or its staff upon request.